Exhibit 3.155

STATE OF TENNESSEE

CHARTER

OF

AMBULATORY RESOURCE CENTRES, INC.

The undersigned natural person, having capacity to contract, and acting as the Incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for such Corporation:

I.

The name of the corporation is: Ambulatory Resource Centres, Inc.

II.

The corporation is authorized to issue ten thousand shares of common stock (10,000) with No Par Value.

III.

The corporation’s initial registered office is:

7100 Executive Center Drive
Mooreland House, Suite 100
P. 0. Box 1025
Brentwood, (Williamson County) Tennessee 37027

and its initial registered agent at such office is:

Susan S. Weiss, Attorney at Law.

IV.

The Incorporator of the corporation is:

Susan S. Weiss
Attorney at Law
7100 Executive Center Drive
Mooreland House, Suite 100
P. O. Box 1025
Brentwood, (Williamson County) Tennessee 37027

V.

The principal office of the corporation is:

4400 Harding Road
Suite 204
Nashville, (Davidson County) Tennessee 37205

VI.

The corporation is for profit.

VII.

The purpose or purposes for which the corporation is organized are:

To engage in any lawful act or activity for which a corporation may be organized under the Tennessee Business Corporation Act.

VIII.

The stockholders and Board of Directors may take, without a meeting, on written consent, any action which they are required or permitted to take by the Charter, By-Laws or Statutes.

IX.

The personal liability of a director for monetary damages for breach of fiduciary duty shall be limited to those exceptions noted at Tennessee Code annotated Section 48-12-102(b)(3) and any further aforementioned section.

X.

Stockholders shall have preemptive rights.

DATED: August 9, 1995
/s/ Susan S. Weiss
Susan S. Weiss Incorporator

AMENDED AND RESTATED CHARTER
OF
AMBULATORY RESOURCE CENTRES, INC.

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation (the “Corporation”) hereby amends and restates its Charter to supersede the original Charter and any and all prior amendments thereto as follows:

I.         A.      The name of the Corporation is: Ambulatory Resource Centres, Inc.

B.      The name and address of the incorporator of the Corporation is as follows:

Susan S. Weiss, Esq.
7100 Executive Center Drive
Mooreland House, Suite 100
Brentwood (Williamson County), Tennessee 37027

II.       The text of the amendment and restatement of the Corporation’s Charter is as follows:

1.       The name of the Corporation is Ambulatory Resource Centres, Inc.

2.       The Corporation is organized for profit

3.       The street address of the Corporation’s principal officers is

4400 Harding Road, Suite 204
Nashville, Tennessee 37205
Davidson County

4.       (a)      The name of the Corporation’s registered agent is Michael Gould, who is a resident of the State of Tennessee

(b)      The street address of the Corporation’s registered office in the State of Tennessee

4400 Harding Road, Suite 204
Nashville, Tennessee 37205
Davidson County

5.       The number of shares of capital stock the Corporation is authorized to issue is one million one hundred forty two thousand eight hundred fifty seven (1,142,857) shares of common stock, no par value.

6.      To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time a present or future director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the Corporation. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 6 by the shareholders of the Corporation shall not affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

7.      With respect to claims or liabilities arising out of service as a director or officer the Corporation, the Corporation shall indemnify and advance expenses to each present and future director or officer to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted or amended.

8.      The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the Tennessee Business Corporation Act.

9.      The shareholders and the board of directors of the Corporation may take, without a meeting, on written consent, any action which they are required or permitted to take by the Corporation’s Charter and By-Laws of the Tennessee Business Corporation Act.

10.    The shareholders of the Corporation shall not have preemptive rights.

III.      By unanimous written consent of the board of directors of the Corporation, the Amended and Restated Charter of Ambulatory Resource Centres, Inc. as set forth above was duly presented to the shareholders of the Corporation for their approval by written consent adopted by such shareholders and was approved by the board of directors, effective as of April 28, 1997.

IV.      This certificate which will constitute an amendment to and restatement of the Charter, is to be effective when filed with the Secretary of State.

Dated: May 22, 1997

AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ Maxwell Lauderdale
	Name:	Maxwell Lauderdale
	Title:	Chief Executive Officer

SECOND AMENDED AND RESTATED CHARTER
OF
AMBULATORY RESOURCE CENTRES, INC.

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation (the “Corporation”) hereby amends and restates its Charter to supersede the original Charter and any and all prior amendments thereto as follows:

I.         The name of the Corporation is Ambulatory Resource Centres, Inc.

II.       The text of the amendment and restatement of the Corporation’s Charter is as follows:

1.       The name of the Corporation is Ambulatory Resource Centres, Inc.

2.       The Corporation is organized for profit.

3.       The street address of the Corporation’s principal office is:

20 Burton Hills Boulevard III, Suite 100
Nashville, Tennessee 37215
Davidson County

4.       (a)      The name of the Corporation’s registered agent is James H. Spalding, who is a resident of the State of Tennessee

(b)      The street address of the Corporation’s registered office in the State of Tennessee is

20 Burton Hills Boulevard III, Suite 100
Nashville, Tennessee 37215
Davidson County

5.       The number of shares of capital stock the Corporation is authorized to issue is ten million (10,000,000) shares of common stock, no par value.

6.       To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a present or future director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the Corporation. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 6 by the shareholders of the Corporation shall not affect any right or protection of a director of the

Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

7.       With respect to claims or liabilities arising out of service as a director or officer of the Corporation, the Corporation shall indemnify and advance expenses to each present and future director or officer to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted or amended.

8.       The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the Tennessee Business Corporation Act.

9.       The shareholders and the board of directors of the Corporation may take, without a meeting, by written consent, any action which they are required or permitted to take by the Corporation’s Charter and By-Laws or the Tennessee Business Corporation Act.

10.     The shareholders of the Corporation shall not have preemptive rights.

III.      By unanimous written consent of the board of directors of the Corporation, the Amended and Restated Charter of Ambulatory Resource Centres, Inc. as set forth above was duly presented to the shareholders of the Corporation for their approval by written consent, was adopted by such shareholders and was approved by the board of directors effective as of December 30, 1997.

IV.      This certificate, which will constitute amendment to and restatement of the Charter, is to be effective when filed with the Secretary of State.

Dated: December 2, 1997

AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ Jerry M. Eyler
Jerry M. Eyler Chief Financial Officer

THIRD AMENDED AND RESTATED CHARTER
OF
AMBULATORY RESOURCE CENTRES, INC.

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation (the “Corporation”) hereby amends and restates its Charter to supersede the original Charter and any and all amendments thereto as follows:

I. The name of the Corporation is Ambulatory Resource Centres, Inc.

II. The text of the amendment and restatement of the Corporation’s Charter is as follows:

1. The name of the Corporation is Ambulatory Resource Centres, Inc.

2. The Corporation is organized for profit.

3. The street address of the Corporation’s principal office is:

20 Burton Hills Boulevard III, Suite 100
Nashville, Tennessee 37215
Davidson County

4. (a) The name of the Corporation registered agent is James H. Spalding, who is a resident of the State of Tennessee.

    (b) The street address of the Corporation’s registered office in the State of Tennessee is

20 Burton Hills Boulevard III, Suite 100
Nashville, Tennessee 37215
Davidson County

5. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 11,000,000 shares, of which 10,000,000 shares shall be Common Stock, no par value (the “Common Stock”) and 1,000,000 shares shall be Class A Common Stock, no par value (the “Class A Common Stock”). All shares of Common Stock and Class A Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

A. VOTING RIGHTS.

1.     Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the shareholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock field by such holder.

2.     Class A Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Common Stock shall not be entitled to vote on any matter on which the shareholders of the Corporation shall be entitled to vote, and shares of Class A Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of Common Stock and the holders of shares of Class A Common Stock are entitled to vote, except as otherwise required by law, all classes of Common Stock entitled to vote shall vote together as a single class, and each holder of shares of Class A Common Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided that, notwithstanding the foregoing, holders of shares of the Class A Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (2) of this Section A and on any amendment, repeal or modification of any provision of this Amended and Restated Charter that adversely affects the powers, preferences or special rights of holders of the Class A Common Stock.

B.     CONVERSION.

1.     Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section 4, each record holder of Class A Common Stock shall be entitled at any time and from time to time after a Qualifying Event, to convert any and all of the shares such holders of Class A Common Stock into the same number of shares of Common Stock.

2.     Conversion Procedure. Each conversion of shares of Class A Common Stock of the Corporation into shares of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares of Class A Common Stock to be converted (the “Converting Shares”) at the principal office of the Corporation for such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, or a stated number of the Shares represented by such certificate or certificates, into an equal number of shares of Common Stock (the “Converted Shares”). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or

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certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section B, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

3.     Stock Splits, Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock, then the outstanding shares of Class A Common Stock shall be divided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

In case of any reorganization, reclassification or change of shares of the Common Stock (other than a change in par value or from no par value to par value as a result of a subdivision or combination). or in case of any consolidation of the Corporation with another corporation or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or exchange of outstanding shares of Common Stock), each holder of a share of Class A Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of a the number of shares of Common Stock into which such shares of Class A Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Class A Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property or of shares of Common Stock into which such Class A Common Stock might have been converted immediately prior to such event.

4.     Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of

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Class A Common Stock, such number of shares of such Common Stock as are then issuable upon the conversion of all outstanding shares of Class A Common Stock.

Shares of Class A Common Stock that are converted into shares of Common Stock shall not be reissued.

5.     No Charge. The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Common Stock converted.

6.     Qualifying Event. As used in this Section B, the term “Qualifying Event” shall mean, with respect to each share of Class A Common Stock outstanding, the first to occur of the following two events: (i) the expiration of two years after the date of issuance of such share of Class A Common Stock, and (ii) the filing by the Corporation of a registration statement with the Securities and Exchange Commission for an underwritten public offering and sale of the Common Stock (other than a registration statement or any other form for a limited purpose, or any registration statement covering only securities proposed exchange for securities or assets of another corporation).

6.     To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a present or future director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the Corporation. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Paragraph 6 by the shareholders of the Corporation shall not affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

7.     With respect to claims or liabilities arising out of service as a director or officer of the Corporation, the Corporation shall indemnify and advance expenses to each present and future director or officer to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted or amended.

8.     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the Tennessee Business Corporation Act.

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9.     The shareholders and the board of directors of the Corporation may take, without a meeting, by written consent, any action which they are required or permitted to take by the Corporation’s Charter and By-Laws or the Tennessee Business Corporation Act.

10.     The shareholders of the Corporation shall not have preemptive rights.

III.     By action of the board of directors of the Corporation at a meeting duly called, the Amended and Restated Charter of Ambulatory Resource Centres Inc. as set forth above was duly presented to the shareholders of the Corporation for their approval at a meeting of the shareholders duly called, and was adopted by such shareholders, effective as of January 12, 1998.

IV.     This certificate, which will constitute an amendment to and restatement of the Charter, is to be effective when filed with the Secretary of State.

Dated: January 13, 1998

AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ Jerry M. Eyler
Jerry M. Eyler
Chief Financial Officer

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ARTICLES OF MERGER

MERGING

UniPhy Acquisition Sub. Inc.
(a Tennessee corporation)

WITH AND INTO

Ambulatory Resource Centres, Inc.
(a Tennessee corporation)

Pursuant to Section 48-21-107 of the Tennessee Business Corporation Act. Ambulatory Resource Centres, Inc., a Tennessee corporation (“Surviving Corporation”), and UniPhy Acquisition Sub. Inc. a Tennessee corporation (“Merging Corporation”), hereby adopt the following Articles of Merger:

1.         The Plan of Merger, attached hereto as Exhibit A and incorporated herein by reference, by and among Surviving Corporation, Merging Corporation and UniPhy Healthcare Inc. a Tennessee corporation, has been authorized, approved and adopted by each Surviving Corporation and Merging Corporation in accordance with the provisions of Sections 48-21-101 and 48-21-107 of the Tennessee Business Corporation Act.

The Plan of Merger was adopted by the Board of Directors of Surviving Corporation June 2, 1999, and was duly approved June 24, 1999 by the affirmative vote of the required percentage of all the votes entitled to be cast on the Agreement and Plan of Merger by the shareholders of Surviving Corporation entitled to vote thereon in accordance with the laws of the State of Tennessee and the Agreement and Plan of Merger in as duly approved by the Board of Directors of Merging Corporation on June 2, 1999, and was duly approved on June 24, 1999 by the affirmative vote of the required percentage of all the votes entitled to be cast on the Agreement and Plan of Merger by the shareholders of Merging Corporation entitled to vote thereon in accordance with the laws of the State of Tennessee.

3.         The Plan of Merger and the performance of the transactions contemplated thereby were duly authorized by all action required by the laws of Tennessee and by the Charters of both Surviving Corporation and Merging Corporation.

4.         The Plan of Merger shall be effective upon the filing of these Articles of Merger with the Secretary of State of the State of Tennessee (the “Effective Time”).

5.         At the Effective Time, Merging Corporation shall be merged with and int. Surviving Corporation and shall cease to exist as a separate corporation pursuant to Section 48-21-108 of the Tennessee Business Corporation Act.

IN WITNESS WHEREOF, each of the undersigned corporations has duly caused these Articles of Merger to be executed by their respective duly authorized officers as of this 26th day of June, 1999.

UNIPHY ACQUISITION SUB, INC.

/s/ Richard E. Francis, Jr.
By: Richard E. Francis, Jr.
Its: President

AMBULATORY RESOURCE CENTRES, INC.

/s/ William V.B. Webb
By: William V.B. Webb
Its: President

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Exhibit A

PLAN OF MERGER

WHEREAS, UniPhy Acquisition Sub. Inc. is a corporation duly organized and validly existing under the laws of the State of Tennessee (the “Merging Corporation”);

WHEREAS, Ambulatory Resource Centres, Inc. is a corporation duly organized and validly existing under the laws of the State of Tennessee (the “Surviving Corporation”);

WHEREAS, the Boards of Directors of the Surviving Corporation and the Merging Corporation have each determined that it is advisable that the Merging Corporation merge with and into Surviving Corporation upon the terms and conditions herein provided (the “Merger”); and

WHEREAS, the Boards of Directors of the Surviving Corporation and the Merging Corporation have approved an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 1999, among the Surviving Corporation, the Merging Corporation and UniPhy Healthcare, Inc., a Tennessee corporation and the sole shareholder of the Merging Corporation (“UniPhy”);

NOW, THEREFORE, the Surviving Corporation and the Merging Corporation hereby agree to merge into a single corporation as follows:

FIRST: The Merging Corporation shall submit this Plan of Merger to its shareholders for their approval pursuant to the applicable provisions of the Tennessee Business Corporation Act, as amended (the “TBCA”).

SECOND: Following the approval of this Plan of Merger by the shareholders of the Merging Corporation, and provided that this Plan of Merger has not been terminated by either the Surviving Corporation or the Merging Corporation, the Merging Corporation will cause the Articles of Merger and this Plan of Merger and any other required documents to executed and filed with the Secretary of State of the State of Tennessee pursuant to the applicable provisions of the TBCA, and shall cause a copy of the Articles of Merger, certified by the Secretary of State of the State of Tennessee, to be recorded in the Register’s Office in the appropriate counties in Tennessee.

THIRD: The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Tennessee, such time being hereinafter referred to as the “Effective Time.”

FOURTH: Pursuant to and subject to the terms and conditions of this Plan of Merger the holders of shares of Common Stock, no par value per share of the Surviving Corporation (“Surviving Corporation Common Stock”) shall be entitled to receive the following:

(a) At the Effective Time, each of the shares of Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time, other than treasury shares to be canceled and other than shares held by dissenting shareholders (the “Dissenting Shares”), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 6.54 shares of the Common Stock of UniPhy, no par value per share (the “UniPhy Common Stock”). Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation in accordance with the TBCA.

(b) On and after the Effective Time, all of the certificates outstanding immediately prior to the Effective Time theretofore representing shares of Surviving Corporation Common Stock (other than Dissenting Shares) shall be deemed for all purposes to evidence ownership of and to represent the shares of UniPhy Common Stock into which the shares of Surviving Corporation Common Stock theretofore represented thereby shall have been converted. Immediately after the Effective Time and upon surrender of certificates representing the Surviving Corporation Common Stock, UniPhy shall deliver to the Surviving Corporation’s shareholders certificates representing shares of UniPhy Common Stock. UniPhy will not pay any dividend or make any distribution of shares of UniPhy Common Stock (with a record date on or after the Effective Time) to any record holder of the Surviving Corporation Common Stock until the holder surrenders for exchange his or her certificates which represented the Surviving Corporation Common Stock. No fractional shares of UniPhy Common Stock will be issued. The Surviving Corporation’s shareholders otherwise entitled to receive a fractional share shall be entitled to receive one additional whole share of UniPhy Common Stock, in lieu of fractional shares.

FIFTH: As of the Effective Time, the Merging Corporation shall be merged with and into the Surviving Corporation on the terms and conditions hereinafter set forth as permitted by and in accordance with the TBCA. Thereupon, the separate existence of the Merging Corporation shall cease and the Merger shall have the effects set forth in TBCA.

SIXTH: The Charter of the Surviving Corporation in effect as of the Effective Time, but subject to change from time to time by the Board of Directors or the shareholders of the Surviving Corporation shall govern the Surviving Corporation.

SEVENTH: The Bylaws of the Surviving Corporation in effect as of the Effective Time, but subject to change from time to time by the Board of Directors or the shareholders of the Surviving Corporation shall govern the Surviving Corporation.

EIGHTH: This Plan of Merger may be amended by the Surviving Corporation, the Merging Corporation and UniPhy pursuant to a writing adopted by action taken by all of the parties at any time prior to the Effective Time provided that, after approval of the shareholders of the Surviving Corporation or UniPhy which shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of the Surviving Corporation Common Stock upon the consummation of the Merger, (b) alter or change any term of the Charter of the Surviving Corporation or UniPhy, or (c) alter or change any of the terms and conditions to the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of securities of the Surviving Corporation or UniPhy. In addition, the Merger Agreement may be terminated and the Merger abandoned as provided in the Merger Agreement at any time prior to the Effective Time even though this Plan of Merger has been approved by the shareholders of the Merger Corporation.

Date: June 25, 1999

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ARTICLES OF AMENDMENT

OF

AMBULATORY RESOURCE CENTRES, INC.

To the Secretary of State of the State of Tennessee:

Pursuant to the provisions of Section 48-20-103 of the Tennessee Business Corporation Act, the undersigned corporation submits these Articles of Amendment to its Third Amended and Restated Charter as follows:

1.         The name of the corporation is Ambulatory Resource Centres, Inc. (the “Corporation”).

2.         Section II.1 of the Third Amended and Restated Charter is hereby amended and restated in its entirety to read as follows:

“The name of the Corporation is Symbion Ambulatory Resource Centres, Inc.”

3.         This Amendment was duly adopted by the sole shareholder and the board of directors of the Corporation on July 30 1999.

4.         This Amendment which will constitute an amendment to the Charter to be effective when filed with the Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by William V.B. Webb, its President.

AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ William V.B. Webb
William V.B. Webb
President